UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2022

RESOURCE REIT, INC.

(Exact name of registrant as specified in its charter)

Maryland	000-55430	80-0854717
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1845 Walnut Street, 17th Floor Philadelphia, Pennsylvania 19103
(Address of principal executive offices - zip code)

Registrant’s telephone number, including area code: (215) 231-7050

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 16, 2022, Resource REIT, Inc., a Maryland corporation (the “Company”), held a special meeting of stockholders (the “Special Meeting”) to consider certain proposals related to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of January 23, 2022, by and among the Company, Rapids Parent LLC, a Delaware limited liability company (“Parent”), and Rapids Merger Sub LLC, a Delaware limited liability company (“Merger Sub”). The Merger Agreement provides that, upon the terms and subject to the conditions set forth therein, the Company will merge with and into Merger Sub (the “Merger”). Upon completion of the Merger, Merger Sub will survive and the separate existence of the Company will cease. Parent and Merger Sub are affiliates of Blackstone Real Estate Income Trust, Inc. (“BREIT”), which is an affiliate of Blackstone Inc.

As of the close of business on March 3, 2022, the record date for the determination of the holders of record of our common stock entitled to vote at the Special Meeting (the “Record Date”), there were 166,259,239 shares of common stock outstanding and entitled to vote at the Special Meeting. Each holder of common stock was entitled to cast one vote on each matter presented at the Special Meeting for each share of common stock that such holder owned as of the Record Date. There were 92,804,183 shares of common stock present virtually or by proxy at the Special Meeting, which together represented 55.81% of the votes entitled to be cast at the Special Meeting, and which constituted a quorum for the transaction of business.

At the Special Meeting, the following proposals were considered:

(1)	the proposal to approve the Merger; and

(2)

the proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to the Company’s named executive officers that is based on or otherwise relates to the Merger.

Each of the proposals was approved by the requisite vote of the Company’s stockholders. Because there were sufficient votes present to approve the Merger, it was not necessary to adjourn the meeting. The final voting results for each proposal are as set forth below. For more information on each of these proposals, see the Company’s definitive proxy statement filed with the U.S. Securities and Exchange Commission (the “SEC”), which the Company first mailed to its stockholders on or about March 14, 2022 (the “Proxy Statement”).

1.	Proposal to approve the Merger:

For	Against	Abstain
89,448,668	1,250,731	2,115,459

2.

Proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to the Company’s named executive officers that is based on or otherwise relates to the Merger:

For	Against	Abstain
81,612,379	5,669,131	5,533,348

Consummation of the Merger is subject to the satisfaction or waiver of certain customary closing conditions, all as set forth in the Merger Agreement and discussed in detail in the Proxy Statement. Subject to the satisfaction or waiver of such conditions, the Merger is expected to be completed on or about May 19, 2022.

Cautionary Statement Regarding Forward Looking Statements

The forward-looking statements contained in this Current Report on Form 8-K, including statements regarding the Merger and the timing of such transaction, are subject to various risks and uncertainties. Although the Company believes the expectations reflected in any forward-looking statements contained herein are based on reasonable assumptions, there can be no assurance that our expectations will be achieved. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of the Company, are generally identifiable by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” or other similar expressions. Such statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results of the Company to differ materially from future results, performance or achievements projected or contemplated in the forward-looking statements. Some of the factors that may affect outcomes and results include, but are not limited to: (i) risks associated with the timing of the closing of the Merger, including the risks that a condition to closing would not be satisfied within the expected timeframe or at all or that the closing of the Merger will not occur, (ii) the outcome of any legal proceedings that may be instituted against the parties and others related to the Merger Agreement, (iii) unanticipated difficulties or expenditures relating to the transaction, the response of business partners and competitors to the announcement of the transaction, and/or potential difficulties in employee retention as a result of the announcement and pendency of the transaction, (iv) the possible failure of the Company to maintain its qualification as a REIT, and (v) those additional risks and factors discussed in reports filed with the SEC by the Company from time to time, including those discussed under the heading “Risk Factors” in its most recently filed Annual Report on Form 10-K, as updated by subsequent Quarterly Reports on Form 10-Q and other reports filed with the SEC. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Investors should not place undue reliance upon forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESOURCE REIT, INC.

Dated: May 16, 2022	By:	/s/ Alan F. Feldman
	Name:	Alan F. Feldman
	Title:	Chief Executive Officer and President